SUPERINTENDENCIA DE
VALORES Y SEGUROS
CHILE

		FORM No.							1			USO INTERNO : OFICINA DE PARTES S.V.S.	INTERNAL USE: RECEPTION
	DIVIDEND DISTRIBUTION
											.......................................................

0.01 Original Information	:	YES					(YES /NO)					0.02	Sending date	:	#	/	7	/	##	(DD MM YY)

1. IDENTIFICATION OF CORPORATE Y OF MOVEMENT

													Sending date
1.01 ID number	:		#####					-	9			1.02	Original Form	:	#	/	7	/	##	(DD MM YY)

1.03 Corporate name	:		COMPAÑIA DE TELECOMUNICACIONES DE CHILE S.A.

1.04 No. Equity Registry	:		9									1.05	Series	:		B

1.06 Exchange ticker	:		CTC-B									1.07	Individualization of movement:								##

2. AGREEMENT AND DIVIDEND AMOUNT

2.01 Agreement date	:		15	/	7	/	2004			(DD MM YY)

2.02 Agreement acceptance	:		2		(1: General shareholders' meeting; 2: Extraordinary shareholders' meeting;
					3: Board of Directors).

2.03 Dividend amount	:		US$ 52.130.371,750128									2.04	Currency	:		US$

3. SHARES AND SHAREHOLDERS WITH RIGHT

3.01 Num. of shares	:		#####									3.02	Deadline	:	#	/	8	/	##	(DD MM YY)

4. TYPE OF DIVIDEND

4.01 Type of dividend	:		3		(1: Provisional; 2: Binding minimum final; 3: Additional final or provisory

4.02 Closing fiscal year	:		31	/	12	/	--			(DD MM YY)

4.03 Type of payment	:		1		(1: Cash; 2: Optional in cash or company shares;
					3: Optional in cash or other companies shares; 4: Others.

5. DIVIDEND CASH PAYMENT (in cash or optional in cash or shares)

5.01 Cash payment	:		US$ 0,626856					/shares				5.02	Currency	:	$,		--

5.03 Payment date	:		31	/	8	/	2004			(DD MM YY)

														(continue on the other side)

Última actualización 23/07/04
Por Telefónica CTC Chile